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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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DUANE READE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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440 Ninth Avenue
New York, New York 10001

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held on Monday, May 13, 2002, at 11:00 a.m., Eastern time at our distribution facility, 55-02 55th Avenue, Maspeth, New York 11378.

        At the annual meeting, you will be asked to consider and vote upon the following matters, all of which are described more completely in the accompanying proxy statement:

  1.
  To elect seven persons to our Board of Directors to serve for a term of one year and until the election and qualification of their respective successors; and

  2.
  To transact any other business as may properly come before the annual meeting and any adjournments or postponements of the meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED IN THE PROXY STATEMENT.

        Only stockholders of record at the close of business on April 1, 2002 are entitled to notice of, and to vote at, the annual meeting.

        We urge you to carefully review the proxy statement. We hope you will attend the annual meeting. However, whether or not you plan to attend the annual meeting, it is important that your shares are represented. Accordingly, please complete, sign and date the enclosed proxy and return it in the enclosed prepaid envelope. If you are present at the annual meeting you may, if you wish, withdraw your proxy and vote in person.

                      Very truly yours,

                      Anthony J. Cuti,
                      Chairman of the Board of Directors,
                      Chief Executive Officer and President

April 15, 2002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2002

Duane Reade Inc.
440 Ninth Avenue
New York, New York 10001

To the Stockholders of Duane Reade Inc.:

        The Annual Meeting of Stockholders of Duane Reade Inc., a Delaware corporation, will be held at our distribution facility, 55-02 55th Avenue, Maspeth, New York 11378, on Monday, May 13, 2002, at 11:00 a.m., Eastern time for the following purposes:

  1.
  To elect seven persons to our Board of Directors to serve for a term of one year and until the election and qualification of their respective successors; and

  2.
  To transact any other business as may properly come before the annual meeting and any adjournments or postponements of the meeting.

        Our Board of Directors has fixed the close of business on April 1, 2002 as the record date for the annual meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED IN THE PROXY STATEMENT.

        Whether or not you plan to attend the annual meeting, please complete, sign, date and return promptly the enclosed form of proxy. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.

                      By Order of the Board of Directors

                      Glenn Smith,
                       Secretary
                      DUANE READE INC.

April 15, 2002

Duane Reade Inc.
440 Ninth Avenue
New York, New York 10001

INTRODUCTION

        This proxy statement is furnished to the stockholders of Duane Reade Inc., a Delaware corporation, in connection with the solicitation of proxies on behalf of our Board of Directors to be voted at the annual meeting of stockholders to be held on Monday, May 13, 2002 at 11:00 a.m., Eastern time at our distribution facility, 55-02 55th Avenue, Maspeth, New York 11378, or at any other time and place to which the annual meeting may be adjourned, for the purposes set forth in the accompanying notice of meeting. This proxy statement and notice of meeting and the related proxy card are first being mailed to stockholders beginning on or about April 15, 2002. Our principal executive office is located at 440 Ninth Avenue, New York, New York, 10001.

RECORD DATE

        The Board of Directors has fixed the close of business on April 1, 2002 as the record date for the annual meeting. Only stockholders of record on that date are entitled to vote at the meeting in person or by proxy.

PROXIES

        Anthony J. Cuti and John K. Henry were appointed by the Board of Directors to vote the shares represented by the proxy card. Upon our receipt of a properly signed and dated proxy card, the shares represented by the proxy card will be voted in accordance with the instructions on the proxy card. If a stockholder does not return a signed proxy card, his or her shares cannot be voted by proxy. Stockholders are urged to mark the boxes on the proxy card to show how their shares are to be voted.

        If a stockholder returns a signed proxy card without marking the boxes, the shares represented by the proxy card will be voted as recommended by the Board of Directors on the proxy card FOR the election of the persons named under "Election of Directors" as nominees for election as Directors of Duane Reade for terms to expire on the date of the first annual meeting of our stockholders following the annual meeting.

        The proxy card also confers discretionary authority on the proxies to vote on any other matter not presently known to the Board of Directors that may properly come before the meeting or any adjournment of the meeting.

        Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (1) upon our receipt before the proxy is voted of a duly executed proxy bearing a later date, (2) by written notice of revocation to the Secretary of Duane Reade received before the proxy is voted or (3) by the person(s) voting in person at the annual meeting. Duly executed proxies in the form enclosed, unless properly revoked, will be voted at the annual meeting.

        The expenses incidental to the preparation and mailing of this proxy material are being paid by Duane Reade. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to stockholders. To assure that a quorum will be present in person or by proxy at the annual meeting, it may be necessary for officers, directors, employees or other agents of Duane Reade to solicit proxies by telephone, facsimile or other means or in person. No other solicitation currently is planned beyond the mailing of this proxy material to stockholders and to brokerage firms, nominees, custodians and fiduciaries, who may be requested to forward the proxy materials to the beneficial owners of shares held of record by them.

VOTING SHARES AND QUORUM REQUIRED

        On the record date, we had outstanding, 23,814,787 shares of common stock, par value $.01 per share. Holders of common stock on the record date are entitled to one vote per share on all matters submitted to a vote of stockholders. The presence in person or by proxy of the holders of a majority of the issued and outstanding common stock, excluding common stock held by Duane Reade, is necessary to constitute a quorum at the annual meeting. Business that might have been transacted at the annual meeting as originally called may be conducted at any adjournment at which the requisite quorum is present.

        Proxies that reflect abstentions with respect to a proposal being voted upon at the annual meeting are considered to be entitled to vote with respect to such proposal and, therefore, will be treated as votes cast against such proposal. Proxies that reflect "broker non-votes" with respect to a proposal being voted upon at the annual meeting are not considered to be entitled to vote with respect to such proposal and, therefore, will be treated as not having been voted for purposes of determining approval of such proposal and will not be counted as votes for or against the proposal.

        The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the annual meeting is required to elect the nominees for director. With respect to the election of directors, abstentions will be treated as votes cast against the election of the nominees, and there cannot be any "broker non-votes" with respect to the election of directors.

        With respect to all other proposals which come before the annual meeting, the affirmative vote of a majority of shares of common stock represented in person or by proxy at the annual meeting and entitled to vote upon such proposal is required to approve such proposal. Abstentions with respect to a particular proposal will have the effect of a vote against the proposal. Broker non-votes, however, will be treated as having not been voted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

MATTER TO BE VOTED UPON

  Election of Directors

        Our by-laws provide for no fewer than two nor more than fourteen directors, as determined by the Board of Directors. The Board has fixed the number of directors at seven. Each of these directors will be elected at the annual meeting to serve for a term of one year, or until their successors are elected and qualified.

        Each of the nominees has indicated a willingness to serve as a member of the Board of Directors if elected. If any of the nominees should become unavailable prior to the annual meeting, the proxy will be voted for a substituted nominee or nominees designated by the Board of Directors. The information provided below with respect to the nominees is as of the record date.

        The names of the nominees for election as directors are listed below, together with personal information as at April 1, 2002, including the present principal occupation and recent business experience of each nominee. All of the nominees are current members of the Board. There are no family relationships among any of our current directors, executive officers or the Board's proposed nominees.

Name, Principal Occupation and Other Directorships	Age	Director Since
Anthony J. Cuti	56	1996

Mr. Cuti has been our Chairman, Chief Executive Officer and President since April 1996. Prior to joining Duane Reade, Mr. Cuti served as President and as a member of the Board of Directors of Supermarkets General and Pathmark from 1993 to 1996 and, prior to being named President of Supermarkets General and Pathmark, Mr. Cuti was Executive Vice President and Chief Financial Officer of Supermarkets General. From 1984 to 1990, he was the Chief Financial Officer of the Bristol-Myers International Group of the Bristol-Myers Company and prior to that was employed by the Revlon Corporation.
David L. Jaffe	43	1997

Mr. Jaffe has been a Managing Director of Centre Partners Management LLC since May 1, 2001. Mr. Jaffe was previously a Managing Director at CSFB Private Equity, Inc. since the acquisition of Donaldson, Lufkin & Jenrette by Credit Suisse First Boston, in November 2000. Prior to this acquisition, Mr. Jaffe was a Managing Director of DLJ Merchant Banking, Inc., where he was a founding member and had worked since 1985. He currently sits on the Boards of Directors of International Imaging Materials, Inc., Hyco International, Inc., Autoland Inc. and Target Media Partners. Mr. Jaffe previously served on the Boards of Directors of Wilson Greatbatch, Ltd., Terra Nova Group, Pharmaceutical Fine Chemicals S.A., Shoppers Drug Mart (SDM) Holdings, Brand Scaffold Services and NACOLAH and several other private companies. He also serves as a director of Project A.L.S., a charitable organization focused on funding research for the treatment of Lou Gehrig's Disease.
Kevin Roberg	51	1998

Mr. Roberg is currently a private investor and since 1999 has been a General Partner of Delphi Ventures, a health care venture capital fund. From 1998 to 1999, Mr. Roberg was the Founder and a Principal of Kelsey Capital Investments, a private investment firm. From 1995 to 1998, Mr. Roberg served as Chief Executive Officer and President of ValueRx. Prior to serving in this position, Mr. Roberg served as Chief Executive Officer and President of Medintell Systems Corporation, which was acquired by ValueRx in 1995. From 1994 to 1995, Mr. Roberg served as President-Western Health Plans and President-PRIMExtra, Inc. for EBP Health Plans, Inc. Mr. Roberg served as Division President and Chief Operating Officer of Diversified Pharmaceutical Services, a subsidiary of United HealthCare Corporation, from 1990 to 1994.

David W. Johnson	70	1998

Mr. Johnson is Chairman Emeritus of Campbell Soup Company (New York Stock Exchange). Mr. Johnson began his business career as a management trainee at Colgate Australia in 1959 and after a series of promotions became General Manager of Colgate's South African subsidiary in 1967. From 1972 to 1982, Mr. Johnson held several senior positions with Warner-Lambert. In 1982, Mr. Johnson became President and Chief Executive Officer of Entenmann's, Inc. From 1987 to 1990, he variously served as Chairman, Chief Executive Officer and President of Gerber Products Company. Mr. Johnson was Chairman of Campbell Soup Company from 1993 to 1999 and, following a brief retirement, returned as Chairman from March 2000 to January 2001. Mr. Johnson was also President and Chief Executive Officer of Campbell from January 1990 to July 1997. Mr. Johnson is a director of Colgate Palmolive Company (New York Stock Exchange) and serves on the Advisory Counsel for the University of Notre Dame College of Business Administration as well as the University of Chicago's Graduate School of Business.
Carl M. Pradelli	35	2000

Mr. Pradelli is the President and Chief Executive Officer of Advanced Bodycare Solutions, LLC, a developer and marketer of health and beauty products. From 2000 to 2001, Mr. Pradelli was a director in the investment banking division of CSFB. Previously, Mr. Pradelli was a Senior Vice President in the retailing and consumer products group in the investment banking division of DLJ, which he joined in 1988. Mr. Pradelli received his B.S. in Business from New York University and his M.B.A. from the Wharton School of the University of Pennsylvania.
William Simon	63	2001

Mr. Simon has been the Executive Vice President-Latin American Consulting since 1999 and Executive Vice President-International Consulting since 2000 of KPMG Consulting, Inc. (NASDAQ). Previously, Mr. Simon served as a National Managing Partner for KPMG LLP in charge of the Manufacturing, Retailing & Distribution Practice and as a member of the firm's Management Committee. Prior to that assignment, Mr. Simon held several senior partner positions at KPMG, including Area Managing Partner for the Pacific Southwest and as the Partner in Charge of KPMG's Management Consulting Practice, Audit Practice and New York Office Audit Practice.
Kenneth B. Woodrow	57	2002

Mr. Woodrow, now retired, served as Vice Chairman, Target Corporation, from 2000 to December 2001. He previously served as President, Target Stores, from 1994 until 2000. Mr. Woodrow joined Target in May 1971 and held a variety of positions including Vice President of Distribution Services, Senior Vice President of Administration and Vice Chairman and Chief Financial Officer. Mr. Woodrow received his B.S. degree in Economics from Yale University in 1966 and his M.B.A. from Harvard University in 1970. Mr. Woodrow serves on the Boards of Directors of the Malt-o-Meal Corporation, Hamline University and Minnesota Private College Council.

        ELECTION OF THE NOMINEES REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE

FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH STOCKHOLDER TO VOTE "FOR" ALL NOMINEES.

DIRECTOR ATTENDANCE

        During the fiscal year ended December 29, 2001, the Board of Directors met five times, the Audit Committee met five times, and the Compensation Committee met three times. Each director attended at least four of the five Board meetings and a majority of the meetings of the Board committees on which the director served during 2001. Directors meet their responsibilities not only by attending Board and Committee meetings, but also through communication with the Chairman and Chief Executive Officer and other members of management on matters affecting Duane Reade.

COMPENSATION OF DIRECTORS

        We do not compensate directors who are Duane Reade employees. All other directors receive the following compensation:

Fees—Fiscal Year 2001

        Board Meeting Attendance Fee—Each non-employee director received a fee of $5,000 for each Board meeting attended. Each non-employee director received an additional fee of $1,000 for attending the Board meeting held in conjunction with the annual meeting of shareholders.

        Board Meeting Participation Fee—Each non-employee director received a fee of $1,000 for each Board meeting he participated in by telephone.

        Committee Meeting Participation Fee—Each non-employee director received a fee of $1,000 for each Board committee meeting he attended or participated in by telephone.

        Directors may elect to defer all or a portion of their fees to future distribution dates.

        On February 11, 2002, non-employee director fees were increased to the following levels:

    Board Meeting Attendance Fee (whether in person or telephonic)—$7,500

    Committee Meeting Participation Fee—$1,500

Options

        Annual Board Member Stock Option Grant. Each non-employee director receives an annual grant of 5,000 options to purchase common stock for serving as a member of the Board in the previous fiscal year, pro rated for partial year service. These stock options are issued under our 1997 Equity Participation Plan and vest over five years. At the election of the non-employee directors, these stock option grants may be replaced by stock appreciation rights that carry the same economic attributes as the stock option grants.

BOARD COMMITTEES

        There are two committees of the Board as of the record date: an Audit Committee and a Compensation Committee. Membership as of the record date was as follows:

Audit	Compensation
Mr. Simon—Chairman	Mr. Jaffe—Chairman
Mr. Johnson	Mr. Johnson
Mr. Roberg	Mr. Roberg
Mr. Simon

Audit Committee

        The Audit Committee met five times during fiscal 2001. Each member of the committee is "independent" as defined in the listing standards of the New York Stock Exchange, where we list our common stock. The Board has approved a written charter for the committee, a copy of which is included as an exhibit to this proxy statement.

        The Committee:

  •
  Oversees our financial reporting process and systems of internal control;

  •
  Oversees the function and activities of our independent auditors;

  •
  Oversees the preparation of annual and quarterly consolidated financial statements in conformity with generally accepted accounting principles;

  •
  Oversees our systems for monitoring compliance with laws and regulations;

  •
  Reviews compliance with our code of conduct;

  •
  Recommends to the Board the appointment of independent auditors and annually evaluates the auditors' independence;

  •
  Oversees and supervises special investigations; and

  •
  Annually reviews and assesses the adequacy of its charter, and amends the charter as appropriate, with Board approval.

        Report of the Audit Committee. The Audit Committee functions pursuant to a charter that was adopted by the Committee on April 17, 2000 and approved by the Board of Directors on April 18, 2000, a copy of which is included as Attachment "A" to this proxy statement. As set forth in the charter, the role of the Committee is to oversee our financial reporting process and systems of internal control. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent," as required by applicable listing standards of the New York Stock Exchange.

        Our management is responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

        In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and written confirmations from management with respect to information technology consulting services relating to financial information systems design and implementation services provided by the auditors. The Committee has considered whether the provision of information technology consulting services relating to financial information systems design and implementation and other non-audit services by the independent auditors to the company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

        Based upon the review of information received and discussions as described in this report, the Committee recommended to the board that the audited financial statements be included in the

Company's Annual Report on Form 10-K for the year ended December 29, 2001, which was then filed with the Securities and Exchange Commission.

                      The foregoing has been approved by all members of the Audit Committee.
                      DUANE READE INC.
                      AUDIT COMMITTEE
                      William Simon—Chairman
                      David W. Johnson
                      Kevin Roberg

Compensation Committee

        The Compensation Committee met three times during fiscal 2001.

        The Committee:

  •
  Advises and makes recommendations to the Board regarding annual salary and bonus determinations of all of our officers and senior management, including the Chief Executive Officer.

  •
  Advises and makes recommendations to the Board regarding compensation of non-employee directors.

  •
  Reviews and makes recommendations to the Board regarding the performance standards under our compensation and incentive programs for directors, officers and senior management.

  •
  Reviews and makes recommendations to the Board regarding grants of awards under our 1997 Equity Participation Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CSFB/DLJMB Relationships

        In connection with our recapitalization in June 1997, an affiliate of Donaldson, Lufkin and Jenrette, DLJ Merchant Banking Partners II, L.P. and some of its affiliates purchased an aggregate of 9,383,420 shares of our common stock. The aggregate purchase price for these shares was approximately $78.7 million, or approximately $8.33 per share. As of February 14, 2002, according to information included in their Schedule 13G filed on that date, these entities and their affiliates owned 4,579,277 shares of our common stock. Concurrently with the 1997 recapitalization, all of our shareholders other than members of management signed a Stockholders and Registration Rights Agreement. See "—Stockholders and Registration Rights Agreement." DLJ Merchant Banking Partners II, Inc. is the managing general partner of DLJ Merchant Banking Partners II, L.P. Mr. Jaffe was a Managing Director of Merchant Banking Partners II, Inc., and until March 2001 was a Managing Director of Credit Suisse First Boston, the successor to DLJ. Mr. Pradelli, a director of Duane Reade, was a Senior Vice President of DLJ and until November 2001 was a Director with CSFB.

        On June 13, 2001, we consummated an underwritten public offering of 8,050,000 shares of our common stock, of which 4,000,000 shares were sold by us, 3,740,000 were sold by DLJ Merchant Banking Partners II, L.P. and certain of its affiliates and 310,000 were sold by members of our management. CSFB acted as lead underwriter in this offering and received customary underwriting fees. On July 10, 2001, we amended and restated our credit agreement in which CSFB acted as the manager and syndication agent. In connection with the credit agreement, CSFB received a customary funding fee of approximately $1.8 million.

Loan Agreements

        On November 9, 1998, upon unanimous approval of our Board of Directors, we extended a $2.0 million loan to Mr. Cuti. For so long as our credit agreement is outstanding, this loan bears interest at the rate of interest we pay on the revolving loans outstanding under our credit agreement. Thereafter, Mr. Cuti's loan will bear interest at LIBOR plus 300 basis points. The loan becomes due upon the earliest to occur of (1) the termination of Mr. Cuti's employment, (2) the termination of Mr. Cuti's employment agreement, (3) any sale by Mr. Cuti of 15% or more of our common stock held by Mr. Cuti or (4) November 9, 2003. Pursuant to an amendment to Mr. Cuti's employment agreement entered into on May 21, 2001, in the event of (1) termination of Mr. Cuti's employment by reason of termination by us without "cause," (2) our non-renewal of his employment term under the employment agreement, (3) Mr. Cuti's resignation with "good reason," as such terms are defined in the employment agreement, or (4) a "sale of the company," as such term is defined in the employment agreement, we will forgive all of the accrued interest and outstanding principal owed by Mr. Cuti with respect to this loan as of the date of his termination of employment or the sale of the company, as applicable.

        Pursuant to the terms of Mr. Cuti's employment agreement and a secured loan agreement and related agreements among Mr. Cuti, Duane Reade and DLJ, on November 20, 1997, Mr. Cuti borrowed $1.0 million from DLJ, which is now CSFB. The loan is secured by Mr. Cuti's pledge to CSFB of options to purchase 50,000 shares of Duane Reade common stock granted under the 1997 Equity Participation Plan and all common stock and other proceeds payable upon exercise or other disposition of these options. The loan is subject to interest at the Federal Mid-Term Rate as in effect from time to time and is generally payable in five equal installments commencing within 30 days after Mr. Cuti has the ability to receive cash in exchange for any of the securities he pledged. In addition, we may apply any amounts to which Mr. Cuti is entitled upon termination of employment to repayment of the loan. Mr. Cuti's employment agreement, as amended on May 21, 2001, further provides that in the event of (1) termination of Mr. Cuti's employment by reason of termination by us without "cause," (2) our non-renewal of his employment term under the employment agreement, (3) Mr. Cuti's resignation with "good reason," or (4) a "sale of the company," we will either pay on behalf of Mr. Cuti, or assume from Mr. Cuti, all of the accrued interest and principal balance owed by Mr. Cuti with respect to the CSFB loan as of the date of his termination of employment or the sale of the company, as applicable. The loan documents permit CSFB to assign the loan to specified affiliates, including Duane Reade, and we are obligated, pursuant to Mr. Cuti's employment agreement, to assume the loan from CSFB as soon as practicable after Duane Reade and CSFB agree that Duane Reade may do so. At December 29, 2001, CSFB had not exercised this election.

        On June 7, 1999, we paid to CSFB on behalf of Mr. Cuti $200,000 in principal and $97,319 in interest on the loan. On December 30, 1999, we paid to CSFB on behalf of Mr. Cuti $200,000 in principal and $78,583 in interest on the loan. On January 10, 2001, we paid to CSFB on behalf of Mr. Cuti $200,000 in principal and $59,666 in interest on the loan. On January 9, 2002, we paid to CSFB on behalf of Mr. Cuti $200,000 in principal and $39,609 in interest on the loan. For each of these payments, Mr. Cuti has delivered to us a promissory note dated when the payments were made. These promissory notes each bear interest at the Federal Mid-Term Rate. The principal and all accrued interest are payable in full by Mr. Cuti on December 19, 2002. Pursuant to the amendment to Mr. Cuti's employment agreement entered into on May 21, 2001, in the event of (1) termination of Mr. Cuti's employment by reason of termination by us without "cause," (2) our non-renewal of his employment term under the employment agreement, (3) Mr. Cuti's resignation with "good reason," or (4) a "sale of the company," we will forgive all of the accrued interest and principal balance owed by Mr. Cuti with respect to each of these promissory notes as of the date of his termination of employment or the sale of the company, as applicable.

DRI Investment Group, LLC Transactions

        On February 28, 2002, Mr. Cuti, Gary Charboneau, Senior Vice President—Sales and Merchandising, and Jerry Ray, Senior Vice President—Store Operations, entered into arrangements to provide for the transfer of a portion of their stock options with respect to our common stock to DRI Investment Group, LLC, in exchange for a private annuity payable to each of them annually by DRI Investment Group. The stock options held by DRI Investment Group and the shares of common stock underlying these options are subject to the same terms of exercise under our 1997 Equity Participation Plan as if they were held directly by the executives and, in addition to the restrictions on transfer described below, are subject to the same transfer restrictions imposed by Duane Reade on all other options and shares of common stock held directly by Duane Reade executive officers.

        The members of DRI Investment Group are Cuti Family Investments LLC, a limited liability company formed by Mr. Cuti and his family and managed by Mr. Cuti, Charboneau Family Investments LLC, a limited liability company formed by Mr. Charboneau and his family and managed by Mr. Charboneau, and Ray Family Investments LLC, a limited liability company formed by Mr. Ray and his family and managed by Mr. Ray. Each of Messrs. Cuti, Charboneau and Ray, through the members of DRI Investment Group, shares the power to determine the disposition of the options transferred by him to DRI Investment Group with the others.

        DRI Investment Group, in consideration for the transfer of the stock options by Messrs. Cuti, Charboneau and Ray, is required to pay each of them an annual annuity commencing on such executive's 60th birthday and continuing on each anniversary of such date until the executive's death. In each case the annuity has been calculated to reflect the fair market value of the options transferred to DRI Investment Group on the date of transfer. As of February 28, 2002, Mr. Cuti had transferred options to purchase 214,530 shares of common stock to DRI Investment Group, Mr. Charboneau had transferred options to purchase 123,488 shares of common stock, and Mr. Ray had transferred options to purchase 130,515 shares of common stock.

        DRI Investment Group has agreed with Duane Reade that it will only sell shares of Duane Reade common stock issued upon exercise of the options it holds pursuant to a 10b5-1 sales plan.

        In connection with the DRI Investment Group arrangements, Duane Reade agreed to waive the transfer restrictions imposed under its 1992 Stock Option Plan and 1997 Equity Participation Plan on the stock options transferred by Messrs. Cuti, Charboneau and Ray to DRI Investment Group. In addition, Duane Reade agreed to file a registration statement pursuant to the Securities Act of 1933 and to make any filings necessary to ensure that shares of common stock issued to DRI Investment Group upon exercise of the options are properly registered for resale under the Securities Act of 1933.

        In order to provide DRI Investment Group with the funds initially required to meet its annuity payment obligations and meet its operating expenses, Duane Reade has agreed to make advances to DRI Investment Group from time to time in an aggregate amount that may not exceed $200,000. For each of these advances, DRI Investment Group has delivered to us a promissory note dated February 28, 2002. Interest is payable semiannually at a rate that is equivalent to the rate of interest paid by Duane Reade on the revolving portion of its borrowings under its senior credit agreement on the date of the promissory note, which was 3.65%. The principal and all accrued and unpaid interest are payable in full on February 28, 2005.

Stockholders and Registration Rights Agreement

        In connection with our recapitalization, our shareholders who were not employees entered into a Stockholders and Registration Rights Agreement in June 1997, pursuant to which we granted them the right to cause us to register shares of common stock under the Securities Act. Under the terms of the Stockholders and Registration Rights Agreement, at any time after February 10, 1999, the holders of at least a majority of the registrable securities held by DLJ Merchant Banking Partners II, L.P. and its affiliates can require us, subject to certain limitations, to file a registration statement under the Securities Act of 1933 covering all or part of the securities held by them at the time the agreement was signed. Currently, 3,424,523 outstanding shares of common stock constitute registrable securities under this agreement and therefore are eligible for registration pursuant to the agreement. We are obligated to pay all registration expenses incurred in connection with these registrations, other than underwriting discounts and commissions and subject to some limitations. In addition, the Stockholders and Registration Rights Agreement provides for "piggyback" registration rights with respect to the registrable securities, subject to some limitations, whenever we file a registration statement on a registration form that can be used to register securities held by these shareholders.

Other Relationships

        The Company is party to a consulting agreement with Transportation Services International ("TSI"), an entity operated by Mr. Cuti's brother, Joseph Cuti. TSI provides various trucking, logistical and warehousing consultative services to Duane Reade. The Company's agreement with TSI is terminable by either party. Duane Reade's payments to TSI totaled $143,526 and $147,454 in fiscal 2001 and 2000, respectively.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of our common stock, which constitutes our only class of voting capital stock, by (1) each director, (2) each named executive officer and (3) all executive officers and directors as a group, based on data as of April 1, 2002.

        For purposes of this table, a person is deemed to have "beneficial ownership" of any shares that the person has the right to acquire within 60 days after the date of this proxy statement. For purposes of calculating the percentage of outstanding shares held by each person named below, any shares that a person has the right to acquire within 60 days after the date of this proxy statement are deemed to be outstanding, but not for the purposes of calculating the percentage ownership of any other person.

Shares Beneficially Owned

Name	Number of Shares	Percent
Anthony J. Cuti(1)	971,712	3.9%
Gary Charboneau(2)	300,681	1.3%
Jerry M. Ray(3)	186,263	*
John K. Henry(4)	40,000	*
Joseph S. Lacko(5)	34,271	*
Kevin Roberg(6)	9,800	*
David W. Johnson(7)	8,075	*
William Simon	1,000	*
David L. Jaffe	—	—
Carl M. Pradelli	—	—
Kenneth Woodrow	—	—
William J. Tennant (8)	—	—
All executive officers and directors as a group (12 persons)(9)	1,551,802	6.2%

*
Less than 1 percent
(1)
Includes 971,612 shares that could be acquired upon the exercise of presently exerciseable stock options, of which options for the purchase of 214,530 shares are held indirectly by Mr. Cuti through DRI Investment Group.
(2)
Includes 147,444 shares that could be acquired upon the exercise of presently exerciseable stock options, of which options for the purchase of 123,488 shares are held indirectly by Mr. Charboneau through DRI Investment Group.
(3)
Includes 177,573 shares that could be acquired upon the exercise of presently exerciseable stock options, of which options for the purchase of 130,515 shares are held indirectly by Mr. Ray through DRI Investment Group.
(4)
Includes 40,000 shares that could be acquired upon the exercise of presently exerciseable stock options.
(5)
Includes 34,271 shares that could be acquired upon the exercise of presently exerciseable stock options.
(6)
Includes 7,000 shares that could be acquired upon the exercise of presently exerciseable stock options. Mr. Roberg also beneficially owns 1,000 equivalent shares in vested Stock Appreciation Rights ("SARs") that are not included in the table above.
(7)
Includes 7,000 shares that could be acquired upon the exercise of presently exerciseable stock options. Mr. Johnson also beneficially owns 1,000 equivalent shares in vested SARs that are not included in the table above.
(8)
Mr. Tennant retired on October 1, 2001.
(9)
Includes 1,384,900 shares that could be acquired upon the exercise of presently exerciseable stock options. Does not include 2,000 vested SARs owned by non-employee directors. The address of each of the officers and directors listed in this group is c/o Duane Reade Inc., 440 Ninth Avenue, New York, New York 10001.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

        We have been notified by the persons in the following table that they were the beneficial owners of more than 5% of our voting securities as of February 14, 2002. According to the most recent Schedule 13G filed by the owner with the SEC, these shares were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of changing or influencing control over us.

Name and Address of Beneficial Owner	No. of shares beneficially owned	Percent(1)
Credit Suisse First Boston(2) Uetlibergstrasse 231 P.O. Box 900 CH-8070 Zurich, Switzerland	4,579,277	19.2%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	2,138,000	9.0%
FMR CORP.(4) 82 Devonshire Street Boston, MA 02109	1,913,670	8.0%
Westport Asset Management, Inc.(5) 253 Riverside Avenue Westport, CT 06880	1,648,000	6.9%
Delaware Management Holdings(6) 2005 Market Street Philadelphia, PA 19103	1,076,876	4.5%

(1)
This calculation is based on all outstanding shares of common stock as of April 1, 2002.
(2)
Information based on Schedule 13G dated February 14, 2002. Includes all shares reported by Credit Suisse First Boston, a Swiss bank, on behalf of itself and its subsidiaries, to the extent that they constitute a part of the Credit Suisse First Boston business unit. The shares are held directly by (a) direct and indirect subsidiaries of Credit Suisse First Boston (USA), Inc., an indirect subsidiary of Credit Suisse First Boston, (b) merchant banking funds advised by subsidiaries of Credit Suisse First Boston (USA), Inc. and (c) Credit Suisse First Boston Corporation, a wholly owned subsidiary of Credit Suisse First Boston (USA), Inc., in proprietary trading and investment accounts. Credit Suisse First Boston and the owners of the shares described above have shared voting power and shared dispositive power over these shares.
(3)
Information based on Schedule 13G dated February 11, 2002. Includes all shares reported by T. Rowe Price Associates, Inc., an investment advisor registered under the Investment Advisors Act of 1940, and T. Rowe Price New Horizons Fund, Inc. under agreement to file jointly on Schedule 13G. T. Rowe Price Associates has sole voting power with respect to 199,900 of these shares and sole dispositive power over all of these shares.
(4)
Information based on Schedule 13G dated February 14, 2002. Includes all shares reported by FMR Corp., a parent holding company that includes Fidelity Management and Research Company, Fidelity Management Trust Company and Fidelity International Limited. FMR Corp has sole voting power with respect to 607,780 of these shares and sole dispositive power over 1,913,670 of these shares.
(5)
Information based on Schedule 13G dated February 14, 2002. Westport Asset Management, Inc. has sole voting power with respect to 294,800 of these shares and sole dispositive power over 294,800 of such shares.
(6)
Information based on Schedule 13G dated February 7, 2002. Includes all shares reported by Delaware Management Holdings, a parent holding company that includes Delaware Management Business Trust. Delaware Management Holdings has sole voting power with respect to 1,070,332 of these shares and sole dispositive power over 1,072,976 of these shares.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

        The following table sets forth the current executive officers and key employees of Duane Reade:

Name	Age	Position
Anthony J. Cuti	56	Chairman, Chief Executive Officer and President
Gary Charboneau	57	Senior Vice President—Sales and Merchandising
John K. Henry	52	Senior Vice President, Chief Financial Officer, Assistant Secretary
Jerry M. Ray	54	Senior Vice President—Store Operations
Joseph S. Lacko	60	Vice President—Information Technology

        Anthony J. Cuti has been our Chairman of the Board, Chief Executive Officer and President since April 1996. Prior to joining Duane Reade, Mr. Cuti served as President and as a member of the Board of Directors of Supermarkets General and Pathmark from 1993 to 1996 and, prior to being named President of Supermarkets General and Pathmark, Mr. Cuti was Executive Vice President and Chief Financial Officer of Supermarkets General. From 1984 to 1990, he was the Chief Financial Officer of the Bristol-Myers International Group of the Bristol-Myers Company and prior to that was employed by the Revlon Corporation.

        Gary Charboneau has been our Senior Vice President in charge of Sales and Merchandising since February 1993. Prior to joining Duane Reade, Mr. Charboneau held various positions at CVS, a retail drugstore chain, from 1978 to February 1993, most recently as Executive Vice President.

        John K. Henry has been our Senior Vice President and Chief Financial Officer since August of 1999. Prior to joining Duane Reade, Mr. Henry was Senior Vice President and Chief Financial Officer of Global Household Brands from 1998 to 1999, Executive Vice President and Chief Financial Officer of Rickel Home Centers from 1994 to 1998 and Vice President of Finance of Supermarkets General Holdings Corporation from 1992 to 1994.

        Jerry M. Ray has been our Senior Vice President in charge of Store Operations since July 1996 and served as Vice President of Pharmacy Operations from April 1995 to June 1996. From 1991 to 1994, Mr. Ray served as President and CEO of Begley Drugstores, Inc.

        Joseph S. Lacko has been our Vice President of Information Technology since October 1996. Prior to joining Duane Reade, Mr. Lacko held various positions at Pathmark, from 1970 to October 1996, most recently as Vice President of Information Services.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table summarizes the principal components of compensation of the Chief Executive Officer and our other five most highly compensated executive officers for the fiscal years ended December 29, 2001, December 30, 2000 and December 25, 1999. The compensation set forth below fully reflects compensation for services performed on our behalf and on behalf of our subsidiaries.

Compensation

Name	Principal Position	Year	Salary			Bonus		Other Annual Compensation	Stock Options L/T Comp.	All Other Compensation(1)
Anthony J. Cuti	Chief Executive Officer	2001 2000 1999	$ $ $	750,000 650,000 650,000		$ $	— 1,500,000 1,300,000	— — —	— — 214,632	$ $ $	225,367 282,691 266,940
Gary Charboneau	SVP—Sales & Merchandising	2001 2000 1999	$ $ $	317,940 300,000 290,109		$ $	— 396,000 360,000	— — —	— — 92,316	$ $ $	116,981 146,736 138,560
John K. Henry	SVP—Chief Financial Officer	2001 2000 1999	$ $ $	274,120 245,000 98,604	(2)	$ $	— 275,000 100,000	— — —	— 50,000 50,000		— — —
Jerry M. Ray	SVP—Store Operations	2001 2000 1999	$ $ $	278,462 240,000 230,109		$ $	— 336,000 240,000	— — —	— — 73,853	$ $ $	61,266 76,850 72,568
William J Tennant(3)	SVP—Planning and Logistics	2001 2000 1999	$ $ $	180,462 210,000 198,481		$ $	— 190,000 105,000	— — —	— — 23,463	$ $	— 59,116 55,822
Joseph S. Lacko	VP—Information Technology	2001 2000 1999	$ $ $	167,468 157,660 158,246		$ $ $	70,108 80,520 136,338	— — —	2,000 — 1,039		— — —

(1)
Reflects amounts consisting of the term and non-term portion of a split-dollar life insurance program.
(2)
Reflects a partial period beginning with the initial date of employment. Mr. Henry's employment with Duane Reade began on August 2, 1999.
(3)
Mr. Tennant retired on October 1, 2001.

Aggregate Option Exercise In Fiscal Year Ended
December 29, 2001 And Fiscal Year-End Option Values

        The following table summarizes the number and value of all unexercised options held by the Chief Executive Officer and our other five most highly compensated executive officers at the end of fiscal 2001.

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End
Name	Shares Underlying Options Exercised
		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Anthony J. Cuti	150,000	$4,839,000	928,686	128,779	$20,731,013	$561,554
Gary Charboneau	—	—	128,980	55,390	$2,284,743	$236,812
John K. Henry	—	—	30,000	70,000	$115,400	$404,850
Jerry M. Ray	18,000	$580,680	162,802	44,312	$3,198,549	$189,450
William J. Tennant	124,778	$2,888,067	—	—	—	—
Joseph S. Lacko	—	—	32,864	5,023	$822,908	$32,243

Contracts with Executive Officers

        Effective June 18, 1997, we entered into an employment agreement with Anthony J. Cuti. Mr. Cuti's employment agreement was first amended effective as of March 13, 2000 and was amended again on May 21, 2001. Pursuant to the agreement, Mr. Cuti serves as Chairman, Chief Executive Officer and President of the Company. The agreement provided for a base salary in 2001 to be determined by the Compensation Committee. Mr. Cuti's 2001 base salary, as determined by the Compensation Committee, amounted to $750,000. Under the agreement, commencing July 1, 2001, Mr. Cuti's base salary will increase every 18 months by not less than the percentage increase in a designated consumer price index for that 18-month period. The agreement also provides for (1) an annual incentive bonus of up to 200% of base salary based on specified EBITDA (earnings before interest, taxes, depreciation, amortization, non-recurring charges, extraordinary charges and other non-cash items) targets, (2) participation in all benefit plans generally available to our executive officers and (3) severance benefits. Mr. Cuti's incentive bonus, as elected by him and confirmed by the Compensation Committee, was $0 for 2001 attributable to the adverse impact of the September 11, World Trade Center disaster.

        Mr. Cuti's employment agreement provides that Mr. Cuti may generally transfer up to 10% of his shares of common stock in each calendar year while he is an employee, except pursuant to rights and obligations (1) to transfer his shares to Duane Reade upon termination of employment and (2) to transfer shares in connection with specified transfers of common stock by DLJ Merchant Banking Partners II, L.P. The agreement also provides that Mr. Cuti will be given the opportunity to invest additional amounts in stock in the event that DLJ Merchant Banking Partners II, L.P. invests new equity, or creates an instrument that may be dilutive to Mr. Cuti's equity position relative to DLJ Merchant Banking Partners II, L.P.

        Mr. Cuti's initial term of employment under his employment agreement is five years and, unless terminated by notice of non-renewal by either Duane Reade or Mr. Cuti, will continue thereafter for successive one-year periods. Pursuant to the agreement, if Duane Reade terminates Mr. Cuti without "cause" or by notice of non-renewal or Mr. Cuti resigns with "good reason," Mr. Cuti will generally be entitled to receive substantially equal installment payments over the 24-month period following termination in an aggregate amount equal to five times the earnings amount defined as, for any applicable period, the greater of (1) the sum of base salary and bonuses earned during the period and (2) an amount determined pursuant to the formula set forth in the agreement, and employee benefits for a two year period, which, under some circumstances, including Mr. Cuti's termination of employment prior to June 18, 2003 and within one year following a sale of Duane Reade, may be extended by one year. Additionally, the vesting of Mr. Cuti's options may accelerate upon a termination of employment, based on our financial performance prior to such termination and whether a sale of Duane Reade has occurred. The agreement also contains non-compete, non-solicitation and confidentiality provisions, as well as provisions for a gross-up payment if Mr. Cuti is subject to any excise tax relating to certain payments made in connection with a change of control. In addition, on November 9, 1998 we extended Mr. Cuti a $2.0 million loan and have also paid on Mr. Cuti's behalf amounts owing on his $1.0 million loan from CSFB, which he is obligated to repay to us pursuant to a number of promissory notes executed at the time we made the payments. In addition, we have agreed, under conditions including a "sale of the company" and termination of Mr. Cuti's employment under certain circumstances, to (1) forgive Mr. Cuti his obligations to us under the $2.0 million loan and his promissory notes in respect of payments we have made on his loan from CSFB and (2) repay or assume Mr. Cuti's remaining obligations under his loan from CSFB. See "Certain Relationships and Related Transaction—Loan Agreements" for more details with respect to these loans and their conditions.

        We have also entered into agreements with Messrs. Charboneau, Ray and Henry and certain other executives that provided for their initial base salaries and incentive bonuses based on specific financial performance measures. The agreements also provide for their initial stock option awards and salary increases from time to time as may be determined by the Compensation Committee of the Board of Directors. These agreements entitle each of Messrs. Charboneau, Henry and Ray to severance payments equaling 12 months of their respective salaries if they are terminated without cause.

Supplemental Executive Retirement Plan

        We had established a Supplemental Executive Retirement Plan, or SERP, which previously covered only our Chief Executive Officer. The SERP was an unfunded retirement plan that provided for a lump sum benefit equal to the actuarial present value of a life annuity commencing at the later of age 65 or termination of employment for any reason other than for "cause". The SERP benefit was calculated as a percentage of Mr. Cuti's earnings amount, which was defined as, for any particular period, the greater of (a) the largest dollar amount equal to the sum of the base salary, incentive bonus and target bonus earned by him during such period and (b) a formula amount. Mr. Cuti's estimated SERP benefit, based on this definition was $2,217,000 if termination of employment occurs after 10 years of employment, when Mr. Cuti will be 60 1/2 or $4,429,000 if termination of employment occurs after 14 1/2 years of employment, when Mr. Cuti will be age 65. Pursuant to Mr. Cuti's employment agreement, we were required to set aside funds in a "rabbi trust" to pay Mr. Cuti's SERP benefit in specified circumstances, including a sale of Duane Reade, termination without "cause" and resignation for "good reason." Furthermore, in the event of his termination without "cause" or by reason of our non-renewal, his resignation for "good reason" or his death or disability, Mr. Cuti's SERP benefit will be calculated on the basis of 20 years of employment regardless of his actual number of years of employment with us, the present value of which was approximately $3,107,000 at December 29, 2001. This SERP was terminated in December 2001 and was replaced by a split dollar life insurance policy in the first quarter of 2002. This split dollar life insurance policy provides substantially equivalent benefits as the SERP and requires us to make annual premium payments of $1,500,000, $2,000,000 and $2,500,000 in each of fiscal years 2002, 2003 and 2004 increasing to $3,000,000 per year in fiscal years 2005 through 2011. Our Chief Executive Officer has assigned to the Company an interest in the policy's cash surrender value and death benefits as collateral to secure repayment of our premium payments along with our associated cost of capital with respect to these policy premiums.

Executive Split Dollar Life Insurance Policies

        In 1998, we established executive split dollar life insurance policies for Messrs Cuti, Charboneau, Ray and Tennant as part of their long term compensation program. Duane Reade pays the premiums for these policies and the policies are assigned to Duane Reade as collateral for the amount of the cumulative premiums paid. The term and non-term benefits are reflected as other compensation for each executive under the Executive Summary Compensation Table above. Mr. Tennant's policy was terminated upon his retirement in October 2001. A new split dollar policy was established for Mr. Henry during the first quarter of 2002.

Stock Options

        1992 Stock Option Plan.    The Board of Directors adopted and our stockholders approved the 1992 Stock Option Plan in September 1992. Under this plan, the Board of Directors could grant to executive and other of our key employees nonqualified stock options to purchase up to an aggregate of 510,757 shares of common stock at exercise prices and terms specified by the Board of Directors.

        At December 29, 2001, there were outstanding nonqualified stock options issued under this plan to purchase up to an aggregate of 267,297 shares of common stock at exercise prices ranging from $0.58 to $40.86 per share. The plan was frozen as to the future grants following the initial public offering of our common stock. All options issued under the plan are 100% vested.

        1997 Equity Participation Plan.    As of June 18, 1997, the Board of Directors and our stockholders approved the 1997 Equity Participation Plan, which was approved as amended at the annual meeting of the stockholders on May 6, 1999. Since consummation of the initial public offering of common stock, the plan has been administered by the Compensation Committee. The Board of Directors is authorized under the plan to select the individuals to whom awards will be made and determine the terms and conditions of the awards under the plan. An aggregate 2,971,181 shares of common stock have been reserved for issuance under the plan, subject to specified adjustments reflecting changes in our capitalization. The plan provides that no participant may receive awards relating to more than 480,429 shares of common stock per year. As of April 1, 2002, options to purchase 2,881,022 shares were issued, and options to purchase 2,430,622 shares were outstanding with respect to the plan.

Deferred Bonus Plan

        We have established a Supplemental Deferred Bonus Plan, in which approximately 20 key management employees participate. This plan provides that a cash bonus payment may be paid to each participating employee on the fourth anniversary of the plan, May 6, 2003, in an amount equal to the anticipated appreciation of a quantity of stock options granted to the employees under our 1997 Equity Participation Plan. The cash payment will only be made if the actual appreciation of the stock options during the four year period falls below the anticipated appreciation. In order to receive payment, the plan participant must be on our active payroll as an employee in good standing on the payment date. Messrs. Cuti, Charboneau and Ray are participants in this plan, and have agreed to limit any cash payments that are made to them under this plan to (1) a change in control of Duane Reade or (2) in the event that the participating officer is terminated by us without good cause. The maximum amount of the cash bonuses payable to participating employees under this plan ranges from $10,000 to $1,000,000.

REPORT OF COMPENSATION COMMITTEE

        In accordance with the rules and regulations of the Securities and Exchange Commission, or SEC, the following report of the Compensation Committee and the performance graph appearing immediately thereafter shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the Exchange Act, or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

Scope of the Compensation Committee; Members

        In 2001 the Compensation Committee was composed of four non-employee directors: Messrs. Jaffe, Johnson, Roberg and Simon. Within the Compensation Committee, Messrs. Johnson and Roberg served as the members of the 162(m) Subcommittee. The 162(m) Subcommittee, comprised solely of members who are "outside directors" under Section 162(m) of the Internal Revenue Code, administers grants under the 1997 Equity Participation Plan to employees and consultants.

        The Compensation Committee is required to review and approve all aspects of the compensation paid to our Chief Executive Officer and the four other most highly paid executive officers, as well as all salaries and salary increases for executives whose annual base salary is $180,000 or greater and all agreements providing for the payment of benefits following a change in control of Duane Reade or severance following a termination of employment. The Compensation Committee also reviews and approves the terms of each incentive compensation and bonus program in effect for employees who are at or above management level and the aggregate amounts which can be awarded thereunder each year.

Executive Compensation for Fiscal 2001

        The Compensation Committee's philosophy regarding compensation of executive officers recognizes the need to honor existing employment agreements and the belief that executives should be compensated at competitive levels that are sufficient to attract and retain highly talented employees. Inherent in the compensation philosophy is the emphasis on performance-based compensation. Duane Reade's executive compensation package currently consists of a mix of salary, bonus awards and stock option grants as well as benefits plans offered by Duane Reade. Duane Reade is currently considering implementing other long term compensation programs and may do so prior to the end of 2002.

        Salary.    The level of annual compensation for individual executive officers is based upon a number of factors. The Compensation Committee took into account a combination of the individual executive officer's performance and the performance of Duane Reade and the individual aspect of Duane Reade's business for which such person was responsible, the scope of such person's responsibility, and the current compensation package in place for that officer. Increases in an executive's annual base salary are dependent on such person's performance, company-wide financial results and on general levels of wages and price inflation.

        Bonuses.    In fiscal 2001 performance targets for executives were tied to the attainment of specified levels of EBITDA, net revenue, operating income and cash flow. In addition, a portion of each individual's award was granted on a discretionary basis by his or her division head or the Chief Executive Officer or in the case of the four most highly paid executive officers and the Chief Executive Officer, by the Compensation Committee, following an assessment of each individual's performance. None of the Chief Executive Officer or the four most highly paid executive officers received a bonus for fiscal 2001, as in each case the required EBITDA levels for achieving a bonus were not met as a result of the impact of the September 11th disaster. Third and fourth quarter 2001 incentive bonus awards for certain other management was not paid for the same reason.

        Equity Grants.    In keeping with the goal of enhancing Duane Reade's profitability and continuing to build stockholder value, Duane Reade's long-term compensation programs are designed to reward growth in stockholder value, as well as to reward long-term service to Duane Reade. Long term incentive rewards are made under the 1997 Equity Participation Plan, based on recommendations submitted to the Compensation Committee and the 162(m) Subcommittee by Duane Reade's Chief Executive Officer. In fiscal 2001, awards consisted of grants of stock options having exercise prices equal to 100% of the fair market value of Duane Reade's common stock on the date of grant. The 1997 Equity Participation Plan was amended on February 13, 2001 to increase the number of shares of common stock authorized for issuance over the term of the plan from 1,971,181 to 2,971,181.

        The future value of these options is directly linked to increases in the price of Duane Reade's common stock, thereby linking long-term compensation to increased stockholder value and continuing service to Duane Reade. The terms of options granted under the 1997 Equity Participation Plan, including vesting, exercisability and option term, are determined by the Compensation Committee, based upon relative position and responsibilities of each executive officer, historical and expected contributions of each officer, previous option grants to executive officers and a review of the competitive equity compensation for executive officers of similar rank in companies that are comparable to Duane Reade's industry and size. The value of awards under the 1997 Equity Participation Plan is primarily dependent upon increases in the price of Duane Reade's common stock over a period of up to ten years. Generally, the plan requires employees to remain employed by Duane Reade throughout the period in order to receive their awards.

        Deductibility of Executive Compensation.    Tax laws limit the deduction a publicly held company is allowed for compensation paid to certain executive officers. Generally, amounts paid in excess of $1.0 million to a covered executive, other than performance-based compensation, cannot be deducted. The Compensation Committee considers ways to maximize deductibility of executive compensation, but the Compensation Committee retains the flexibility it deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent, regardless of the ultimate deductibility of the compensation.

CEO Compensation for Fiscal 2001

        Mr. Cuti's $750,000 base salary represents his salary for serving as Duane Reade's Chairman, Chief Executive Officer and President. Mr. Cuti's base salary was determined by the Compensation Committee of the Board of Directors after consideration of the strong financial performance of Duane Reade during the period that Mr. Cuti has served as Chief Executive Officer. Mr. Cuti's employment agreement sets specific targeted base EBITDA for each fiscal year from 1997 through 2001. The agreement defines Duane Reade's EBITDA to include Duane Reade's earnings before interest, income taxes, depreciation, amortization, extraordinary charges, nonrecurring charges and other non-cash items, but excluding any costs associated with Duane Reade's 1997 recapitalization and excluding any extraordinary or unusual expenses associated with Duane Reade's initial public offering in February 1998.

        As a result of the adverse financial impact of the World Trade Center disaster, Mr. Cuti elected not to receive a bonus for 2001. Pursuant to Mr. Cuti's employment agreement, his minimum bonus is based on specified EBITDA targets for 2001 that were exceeded despite the impact of the September 11th disaster. Mr. Cuti would have been entitled to receive a target bonus equal to 100% of his base salary and an additional incentive bonus also equal to 100% of his base salary, or together, $1,500,000.

        Mr. Cuti's employment agreement also provided for the issuance of non-qualified stock options to purchase 628,303 shares of Duane Reade common stock at an exercise price of $8.33 per share. Pursuant to a vesting schedule dictated by Mr. Cuti's employment agreement, which was based in part on meeting specified EBITDA targets, all of these options were vested as of December 29, 2001. In addition, in March 1999, Duane Reade issued to Mr. Cuti options to purchase 180,000 shares of common stock under the 1997 Equity Participation Plan. These options have an exercise price of $25.625 per share, which was the fair market value per share of the common stock on March 23, 1999, the date the options were issued. These options were issued along with options to Duane Reade's other executive officers, as well as many of Duane Reade's other employees. In May 1999, Duane Reade issued to Mr. Cuti options to purchase 34,632 shares of common stock under the 1997 Equity Participation Plan. These options were issued in connection with Duane Reade's deferred bonus program. These options vest in May 2003, and they have an exercise price of $28.875 per share, which was the fair market value per share of the common stock on May 7, 1999, the date the options were issued.

        The foregoing has been approved by all members of the Compensation Committee.

                      DUANE READE INC.
                      COMPENSATION COMMITTEE
                      David L. Jaffe—Chairman
                      David W. Johnson
                      Kevin Roberg
                      William Simon

Compensation Committee Interlocks And Insider Participation

        Prior to the consummation of its initial public offering, Duane Reade did not have a compensation committee. Instead, compensation decisions regarding our executive officers were made by the Board of Directors. Each of the executive officers has an employment agreement that establishes his annual compensation. See "Contracts with Executive Officers."

        Mr. Jaffe was a Managing Director of DLJ Merchant Banking Partners II, Inc. For a description of the relationship and transactions between Duane Reade and DLJ Merchant Banking Partners II, Inc. and some of its affiliates, see "Certain Relationships and Related Transactions."

Stock Performance Graph

        The following line graph compares the cumulative total return of our common stock with the cumulative total return of companies in the Russell 2000 Index and companies in the S&P Retail (Drug Stores) Index for the period beginning February 11, 1998, the date of our initial public offering, and ending December 31, 2001. The graph assumes that the value of the investment in Duane Reade and in each index was $100 on February 11, 1998 and assumes that all dividends were reinvested. Companies in the Russell 2000 Index have similar market capitalization to us, and we were one of the companies included in the Russell 2000 Index during 1998, 1999, 2000 and 2001. We have also selected the S&P Retail (Drug Stores) Index, which consists of CVS, Rite Aid, Walgreen and Longs Drugs.

Comparison of 46 Month Cumulative Total Return*
Among Duane Reade Inc., Russell 2000 Index and S&P Retail (Drug Stores) Index

*
$100 invested on February 11, 1998 in Duane Reade common stock compared to $100 invested on January 31, 1998 in each index, including reinvestment of dividends.

OTHER BUSINESS FOR MEETING

        The Board of Directors does not know of any materials that will be presented for action at the annual meeting other than those described above and matters incident to the conduct of the meeting. If, however, any other matters not presently known to management should come before the annual meeting, it is intended that the shares represented by the accompanying proxy will be voted on these matters in accordance with the discretion of the holders of the proxy.

Appointment of Independent Auditors

        The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP to audit our accounts with respect to our operations for the fiscal year ending on December 28, 2002 and to perform such other services as may be required. Should the firm be unable to perform these services for any reason, the Board of Directors will appoint other independent auditors to perform these services. PricewaterhouseCoopers LLP served as our independent auditors for the fiscal years ending December 30, 2000 and December 29, 2001.

  Audit Fees

        The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of our financial statements for the 2001 fiscal year and the reviews of the condensed financial statements included in our quarterly reports on Form 10-Q for the 2001 fiscal year were $270,900.

  Financial Information Systems Design and Implementation Fees

        PricewaterhouseCoopers LLP did not render any services to Duane Reade for financial information systems design and implementation during the 2001 fiscal year.

  All Other Fees

        The aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP to Duane Reade during the 2001 fiscal year, exclusive of the services described above were $245,250. These services consisted of tax services, audits of employee benefit plans, and services associated with the filing of a registration statement on Form S-3.

        The Audit Committee of the Board of Directors has considered whether PricewaterhouseCoopers's provision of services other than services rendered in connection with the audit of our annual financial statements is compatible with maintaining PricewaterhouseCoopers' independence.

        Representatives of PricewaterhouseCoopers LLP will be at the annual meeting to answer your questions and will have the opportunity to make a statement if they so desire.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Exchange Act requires directors, officers and persons who beneficially own more than 10% of a registered class of stock to file initial reports of ownership (Form 3) and reports of changes in beneficial ownership (Forms 4 and 5) with the Commission and the New York Stock Exchange. Such persons are also required under the rules and regulations promulgated by the Commission to furnish us with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms, as amended, furnished to us, we believe that our directors, officers and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except for Mr. Charboneau, who, through inadvertence, neglected to file Form 4s to report a disposition of a portion of his shares in November 2001 and December 2001 and was some days late in filing his Form 5 for fiscal year 2001 to report these dispositions. We believe that all holdings and transactions of Mr. Charboneau have been properly and timely disclosed in our quarterly and annual reports.

Stockholder Proposals for 2003

        Any stockholder who wishes to present a proposal at the next annual meeting of stockholders, and who wishes to have such proposal included in our proxy statement for the meeting, must, in accordance with Rule 14a-8 of the Exchange Act, deliver a copy of such proposal to us at 440 Ninth Avenue, New York, New York 10001, Attention: Secretary, no later than November 30, 2002; however, if next year's annual meeting of stockholders is held on a date more than 30 days before or after the corresponding date of the annual meeting, any stockholder who wishes to have a proposal included in our proxy statement and proxy for that meeting must deliver to us a copy of the proposal within a reasonable time before the proxy solicitation is made. We reserve the right to decline to include in our proxy statement and proxy any stockholder's proposal that does not comply with the rules of the SEC and/or our by-laws for the inclusion therein.

Annual Report

        Our 2001 annual report to stockholders was mailed to stockholders on or about April 15, 2002. The 2001 annual report to stockholders does not form any part of the materials for the solicitation of proxies. Upon written request, we will provide stockholders with a copy of our annual report on Form 10-K for the year ended December 29, 2001, as filed with the SEC, and any amendments thereto, without charge. Please direct written requests for a copy of the Form 10-K, and any amendments thereto, to: Duane Reade Inc., 440 Ninth Avenue, New York, New York 10001 Attention: Secretary.

ATTACHMENT A

DUANE READE INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

MISSION

        The Audit Committee of the Board of Directors (the "Committee") of Duane Reade Inc. (the "Company") will assist the board of directors (the "Board") in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, the systems of internal control, the audit process and the Company's process for monitoring compliance with laws and regulations and with the code of conduct. In performing its duties, the Committee will maintain effective working relationships with the Board, management and the external auditors. To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership as well as the Company's business, operations and risks.

AUTHORITY

        The Board authorizes the Committee, within the scope of its responsibilities to:

  •
  Seek any information it requires from:

          —  Any employee (and all employees are directed to co-operate with any request made by the Committee)         —  External parties

  •
  Obtain outside legal or other professional advice

  •
  Ensure the attendance of Company officers at meetings as appropriate

ORGANIZATION

Membership

        3.1 The Committee will be comprised of three members, all of which shall be non-executive directors.

        3.2 Each member should be capable of making a valuable contribution to the Committee.

        3.3 All members of the Committee shall be independent of management.

        3.4 The chairman of the Committee shall be nominated by the Board at the Annual Meeting of the Board and shall serve for a one-year term.

        3.5 Members of the Committee shall be appointed by the Board at the Annual Meeting of the Board and shall serve for one-year terms.

        3.6 A quorum for any meeting shall be two members.

        3.7 The secretary of the Committee shall be the Company secretary, or such other person as nominated by the Board.

        3.8 The Committee may invite such other persons (e.g. the CEO, CFO and Controller) to its meetings, as it deems necessary.

        3.9 The external auditors should be invited to make presentations to the Committee as appropriate.

        3.10 Meetings shall be held not less than once per year and more frequently if desired based on requests from management, the external auditors or any member of the Board of Directors or the Committee. Special meetings may be convened as required. External auditors may convene a meeting if they consider that it is necessary.

        3.11 The proceedings of all meetings shall be minuted.

        3.12 All members of the Committee must be financially literate as determined by the Board with at least one member of the Committee having extensive business and accounting or related financial management expertise also as determined by the Board.

ROLES AND RESPONSIBILITIES

Internal Control

        4.1 To evaluate whether management is setting the appropriate "control culture" by communicating the importance of internal control and the management of risk and ensuring that all employees have an understanding of their roles and responsibilities.

        4.2 To consider how management is held to account for the security of computer systems and applications and the contingency plans for processing financial information in the event of a systems breakdown.

        4.3 To gain an understanding of whether internal control recommendations made by external auditors have been implemented by management.

        4.4 To ensure that the external auditors keep the Committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters.

Financial Reporting

General

        4.5 To gain an understanding of the current areas of greatest risk and how management is managing these effectively.

        4.6 To consider with the external auditors any fraud, illegal acts, deficiencies in internal control or other similar issues.

        4.7 To review significant accounting or reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.

        4.8 To ask management and the external auditors about significant risks and exposures and the plans to minimize such risks.

        4.9 To review any legal matters which could significantly impact the financial statements.

Annual Financial Statements

        4.10 To review the annual financial statements and determine if they are complete and consistent with the information known to Committee members and assess whether the financial statements reflect appropriate accounting principles.

        4.11 To pay particular attention to complex and or unusual transactions such as restructuring charges and derivative disclosures.

        4.12 To focus on judgmental areas; for example those involving valuation of assets and liabilities; warranty product or environmental liability; litigation reserves; and other commitments and contingencies.

        4.13 To meet with management and the external auditors to review the financial statements and the results of the audit.

        4.14 To review the other sections of the annual report before its release and consider whether the information is understandable and consistent with members' knowledge about the Company and its operations.
Preliminary Announcements, Interim Financial Statements and Analysts' Briefings:

        4.15 To be briefed on how management develops preliminary announcements, interim financial information and analysts' briefings; and the extent to which the external auditors review such information.

        4.16 To assess the fairness of the preliminary and interim statements and disclosures, and obtain explanations from management and external auditors on whether:

  •
  Actual financial results for the interim period varied significantly from budgeted or projected results.

  •
  Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the Company's operations and financing practices.

  •
  Generally accepted accounting principles have been consistently applied.

  •
  There are any actual or proposed changes in accounting or financial reporting practices.

  •
  There are any significant or unusual events or transactions.

  •
  The Company's financial and operating controls are functioning effectively.

  •
  The preliminary announcements and interim financial statements contain adequate and appropriate disclosures.

External Audit

        4.17 To review the external auditor's proposed audit scope and approach and ensure no unjustified restrictions or limitations have been placed on the scope of their audit procedures.

        4.18 To review the performance of the external auditors.

        4.19 To consider the independence of the external auditor, including reviewing the range of services provided in the context of all consulting services bought by the Company; with such services provided by the external auditor and any other relationships with the Company required to be submitted in writing by the outside auditor at least once annually.

        4.20 To make recommendations to the Board regarding the reappointment of the external auditors.

        4.21 To meet separately with the external auditors to discuss any matters that the Committee or auditors believe should be discussed privately.

        4.22 To ensure that specific findings and recommendations made by the external auditors are received and discussed on a timely basis.

        4.23 To ensure that management responds to recommendations by the external auditors.

Compliance with Laws and Regulations

        4.24 To review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any fraudulent acts or non-compliance.

        4.25 To obtain regular updates from management and Company's legal counsel regarding compliance matters.

        4.26 To be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements.

        4.27 To review the findings of any examination by regulatory agencies.
Compliance with the Company's Code of Conduct:

        4.28 To ensure that the code of conduct is in writing and that arrangements are made for all employees to be aware of it.

        4.29 To evaluate whether management is setting the appropriate "tone at the Top" by communicating the importance of the code of conduct and the guidelines for acceptable behavior.

        4.30 To review the process for monitoring compliance with the code of conduct.

        4.31 To obtain regular updates from management regarding compliance.

Reporting Responsibilities

        4.32 To regularly update the Board about Committee activities and make appropriate recommendations.

        4.33 To ensure the Board is aware of matters which may significantly impact the financial condition or affairs of the business.

Other Responsibilities

        4.34 To perform other oversight functions as requested by the Board.

        4.35 If necessary, to institute special investigations and, if appropriate, hire special counsel or experts to assist in such investigations.

        4.36 To review and update the charter and to receive approval of changes from the Board.

        4.37 To evaluate the Committee's own performance on a regular basis.

DETACH HERE

PROXY

DUANE READE INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 13, 2002

        The undersigned, hereby appoint(s) Anthony J. Cuti and John K. Henry, each of them with full power of substitution, to act as proxy and to represent the undersigned at the 2002 annual meeting of stockholders and to vote all shares of common stock of Duane Reade Inc. that the undersigned is entitled to vote and would possess if personally present at said meeting to be held on May 13, 2002 at 11:00 a.m., Eastern time, and at all postponements or adjournments thereof upon the following matters:

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL ON THE REVERSE SIDE. PROXIES ARE GRANTED THE DISCRETION TO VOTE UPON ALL OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE

DUANE READE INC.

        c/o EquiServe
        P.O. Box 43068
        Providence, RI 02940

DETACH HERE

☒	Please mark votes as in this example.
1.	Election of Directors.
The Board of Directors recommends a vote FOR ALL of the nominees.
	Nominees:	(01) Anthony J. Cuti, (02) David L. Jaffe, (03) Carl M. Pradelli, (04) Kevin Roberg, (05) David W. Johnson, (06) William Simon, (07) Kenneth B. Woodrow
			FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
		☐	FOR, except as noted above				MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
							MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐
PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY.
Please sign name exactly as it appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please provide full title as such.
Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2002 Duane Reade Inc. 440 Ninth Avenue New York, New York 10001
Duane Reade Inc. 440 Ninth Avenue New York, New York 10001
INTRODUCTION
RECORD DATE
PROXIES
VOTING SHARES AND QUORUM REQUIRED
MATTER TO BE VOTED UPON
DIRECTOR ATTENDANCE
COMPENSATION OF DIRECTORS
BOARD COMMITTEES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
Shares Beneficially Owned
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
EXECUTIVE OFFICERS AND KEY EMPLOYEES
EXECUTIVE COMPENSATION Summary Compensation Table
Compensation
Aggregate Option Exercise In Fiscal Year Ended December 29, 2001 And Fiscal Year-End Option Values
REPORT OF COMPENSATION COMMITTEE
Comparison of 46 Month Cumulative Total Return* Among Duane Reade Inc., Russell 2000 Index and S&P Retail (Drug Stores) Index
OTHER BUSINESS FOR MEETING
DUANE READE INC. AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER
PROXY